UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 3, 2012

ULTRA CLEAN HOLDINGS, INC.

(Exact Name of Registrant

as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50646	61-1430858
(Commission File Number)	(IRS Employer Identification No.)

26462 CORPORATE AVENUE, HAYWARD, CA	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 576-4400

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On July 3, 2012, Ultra Clean Holdings, Inc. (“Ultra Clean”) completed the acquisition of American Integration Technologies LLC (“American Integration”), a supplier of critical subsystems to the semiconductor capital equipment, medical, energy, industrial and aerospace industries, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) among Ultra Clean, Element Merger Subsidiary, LLC, a subsidiary of Ultra Clean (“Merger Subsidiary”), AIT Holding Company LLC (“AIT”), and American Integration, whereby Merger Subsidiary merged with and into American Integration (the “Merger”), with American Integration surviving as a subsidiary of Ultra Clean. Prior to the completion of the acquisition, AIT was American Integration’s sole member and the holder of 100% of American Integration’s membership interests. The entry into an agreement in respect of the Merger was previously announced by Ultra Clean in its Current Report on Form 8-K filed on May 23, 2012 (the “Prior Form 8-K”) and the consummation of the Merger was also previously announced in the Current Report on Form 8-K filed on July 3, 2012. The Merger was funded by a senior secured financing, as further discussed below.

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On July 3, 2012, Ultra Clean entered into a credit agreement (the “Credit Agreement”) by and among Ultra Clean, Ultra Clean Technology Systems and Service, Inc. (“UCTSS”), a wholly owned subsidiary of Ultra Clean, Ultra Clean Asia Pacific Pte. Ltd. (“UCAP”), a wholly owned subsidiary of Ultra Clean, American Integration (together with Ultra Clean, UCTSS and UCAP, the “Borrowers”), Silicon Valley Bank, U.S. Bank National Association and the other several lenders party thereto from time to time (collectively, the “Lenders”). The following description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Credit Agreement provides for a term loan in an aggregate principal amount of $40.0 million (the “Term Loan”) and a revolving credit facility in an aggregate principal amount of $40.0 million (the “Revolving Credit Facility”), a letter of credit facility in the aggregate availability amount of $15.0 million (as a sublimit of such Revolving Credit Facility) (the “L/C Facility”) and a swingline sub-facility in the aggregate availability amount of $4.0 million (as a sublimit of the Revolving Credit Facility) (together with the Term Loan, the Revolving Credit Facility and the L/C Facility, the “Senior Secured Credit Facility”). The Term Loan is available to UCTSS, and the Revolving Credit Facility is available to UCTSS, American Integration and UCAP. On July 3, 2012, UCTSS borrowed a total of $40.0 million under the Term Loan and approximately $31.7 million under the Revolving Credit Facility, and UCAP borrowed a total of approximately $8.1 million under the Revolving Credit Facility. The borrowed funds were used at the closing of the Merger, in part, to finance the Merger and repay Silicon Valley Bank as lender under Ultra Clean’s existing credit facility, which is described under Item 1.02 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 1.01. The Term Loan must be repaid in consecutive quarterly installments of $2.5 million, with the first payment due on September 30, 2012, and with the balance of the outstanding principal amount of the Term Loan due at the final maturity, which is four years from the closing of the Merger. The Revolving Credit Facility is available for the four-year period beginning on July 3, 2012. The Credit Agreement includes customary representations, warranties, covenants and events of default.

Interest

At the option of the applicable Borrower, borrowings under the Term Loan and Revolving Credit Facility (subject to certain limitations) bear interest at either a base rate or at the London Interbank Offered Rate (“LIBOR”) (with the LIBOR being adjusted for certain Eurocurrency reserve requirements, if any, as described in the Credit Agreement), plus, in each case, an applicable margin based on Ultra Clean’s consolidated leverage ratio. All loans described above made on July 3, 2012 were initially base rate loans.

Guarantors and Collateral

Each Borrower has agreed to secure all of its respective obligations under the Credit Agreement by granting a first priority lien in substantially all of its and its subsidiaries’ respective personal property assets (subject to certain exceptions and limitations), and each of Integrated Flow Systems LLC (“IFS”), a wholly owned subsidiary of American Integration, and UCT Sieger Engineering LLC (“Sieger”, and together with IFS and the Borrowers, the “Loan Parties” or “Guarantors”), a wholly owned subsidiary of Ultra Clean, has agreed to guarantee the obligations of the Borrowers and to secure its respective guarantee obligations by granting a first priority lien in substantially all of such Guarantor’s personal property assets (subject to certain exceptions and limitations), all pursuant to the terms of the Guarantee and Collateral Agreement and the other security documents.

Covenants

The Credit Agreement requires Ultra Clean to maintain a consolidated fixed charge coverage ratio (as defined in the Credit Agreement) of at least 1.75 to 1.00 initially and 2.00 to 1.00 from and after March 2013. The Credit Agreement requires Ultra Clean to maintain a consolidated leverage ratio (as defined in the Credit Agreement) no greater than 2.25 to 1.00 as of the end of the third quarter of fiscal 2012, stepping down to 2.00 to 1.00 as of the end of the fourth quarter of fiscal 2012 and the first quarter of fiscal 2013, 1.50 to 1.00 as of the end of the second and third quarters of fiscal 2013 and 1.25 to 1.00 as of the end of each fiscal quarter thereafter. The Credit Agreement also requires Ultra Clean to maintain minimum domestic cash of $20.0 million as of the last day of any fiscal quarter and $15.0 million as of the last day of any other month from September 1, 2012 through June 30, 2013 and $25.0 million as of the last day of any fiscal quarter and $20.0 million as of the last day of any other month after June 30, 2013.

The Credit Agreement includes other covenants, including negative covenants that, subject to certain exceptions, limit Ultra Clean’s and its subsidiaries’ ability to, among other things: (i) incur additional debt, including guarantees; (ii) create liens upon any of their property; (iii) enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve, or dispose of all or substantially all of their property or business; (iv) dispose of assets; (v) pay subordinated debt; (vi) make certain investments; (vii) incur material liabilities with respect to pension plans or the Employee Retirement Income Security Act of 1974; (viii) enter into swap agreements; (ix) engage in transactions with affiliates; (x) enter into any sale and leaseback transactions; (xi) engage in new lines of business; (xii) modify certain material contractual obligations, their organizational documents, their accounting policies or fiscal year; and (xiii) create or permit restrictions on the ability of any subsidiary of any Loan Party to pay dividends or make distributions to Ultra Clean or any of its subsidiaries.

Mandatory Prepayments

The Credit Agreement also contains provisions requiring the following mandatory prepayments (subject to certain exceptions and limitations): (i) prepayments equal to 50% of the net cash proceeds from the issuance of capital stock by UCTSS or any of its subsidiaries; (ii) prepayments equal to 100% of the net cash proceeds from the incurrence of any indebtedness by UCTSS over $250,000; (iii) prepayments equal to the net cash proceeds from certain asset sales or insurance or condemnation recoveries; and (iv) annual prepayments in an amount equal to (a) 33% of excess cash flow (as defined in the Credit Agreement) if the aggregate outstanding principal amount of the Term Loan equals or exceeds $20.0 million and (b) 25% of excess cash flow if the aggregate outstanding principal amount of the Term Loan equals or exceeds $10.0 million but is less than $20.0 million.

The foregoing description of the Credit Agreement and related agreements is qualified in its entirety by reference to the full text of Exhibits 10.1 and 10.2.

Lockup and Standstill Agreement

On July 3, 2012, at the effective time of the Merger, Ultra Clean, AIT, HLHZ AIT Holdings, L.L.C. and Houlihan Lokey, Inc. entered into a Lockup and Standstill Agreement (the “Lockup and Standstill Agreement”) in substantially the form attached as an exhibit to the Prior Form 8-K and that was described in the Prior Form 8-K. Such description of the Lockup and Standstill Agreement is incorporated by reference herein from the Prior Form 8-K, which description is qualified in its entirety by reference to the full text of the form of Lockup and Standstill Agreement, attached as Exhibit 4.1 to the Prior Form 8-K and incorporated by reference herein.

Registration Rights Agreement

On July 3, 2012, at the effective time of the Merger, Ultra Clean and AIT entered into a Registration Rights Agreement (the “Registration Rights Agreement”) in substantially the form attached as an exhibit to the Prior Form 8-K and that was described in the Prior Form 8-K. Such description of the Registration Rights Agreement is incorporated by reference herein from the Prior Form 8-K, which description is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, attached as Exhibit 4.2 to the Prior Form 8-K and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On July 3, 2012, using proceeds of the Senior Secured Credit Facility, Ultra Clean repaid in full all of its and its subsidiaries’ indebtedness and other obligations, totaling approximately $3.5 million, under that certain Loan and Security Agreement (the “Loan and Security Agreement”), dated as of June 29, 2006 (as amended prior to such date), among UCTSS, Bob Acquisition Inc. (“Bob”), Pete Acquisition LLC (“Pete”) and Silicon Valley Bank, and the loan documents referenced and defined therein, including the Unconditional Guaranty (the “Unconditional Guaranty”) by Ultra Clean in favor of Silicon Valley Bank dated as of June 29, 2006, the Securities Pledge Agreement (the “UCT SPA”) dated as of June 29, 2006 between Silicon Valley Bank and Ultra Clean, the Intellectual Property Security Agreement (the “UCT IPSA”) dated as of June 29, 2006 between Silicon Valley Bank and Ultra Clean and the Intellectual Property Security Agreement (the “UCT IPSA”) dated as of June 29, 2006 between Silicon Valley Bank and UCTSS (the “UCTSS IPSA”) (collectively, the “Prior Facility”). Concurrently with the repayment, all security interests and liens held by Silicon Valley Bank and securing the Prior Facility were terminated and released (other than certain indemnification provisions of the Prior Facility that survived termination pursuant to their terms). UCTSS and Sieger (the successor entity to Bob and Pete) are subsidiaries of Ultra Clean and Silicon Valley Bank is administrative agent, issuing lender, swingline lender, sole bookrunner and joint lead arranger under the Senior Secured Credit Facility described under Item 1.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 1.02. Fees incurred by Ultra Clean and its subsidiaries in connection with the termination of the Prior Facility were de minimis.

The Prior Facility was described in the Current Report on Form 8-K filed by Ultra Clean on July 6, 2006, and the full text of the Unconditional Guaranty, the UCT SPA, the UCT IPSA and the UCTSS IPSA were filed as exhibits 10.3, 10.4, 10.5 and 10.6 thereto. The Loan and Security Agreement was filed as exhibit 10.6 to Ultra Clean’s annual report on Form 10-K filed on March 19, 2009. Such exhibits and description are incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth above under the heading “Introductory Note” of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the terms and conditions of the Merger Agreement, Ultra Clean paid approximately $74.4 million in cash plus approximately $3.0 million as a net working capital adjustment (the “Cash Consideration”) and issued 4.5 million shares of Ultra Clean’s common stock (the “Stock Consideration” and together with the Cash Consideration, the “Merger Consideration”) and the acquisition contemplated by the Merger Agreement was consummated. Approximately $2.7 million of the Cash Consideration was placed in escrow as security for any post-closing adjustments to the Merger Consideration. In addition, approximately $3.2 million of the Cash Consideration and 745,920 shares of the Stock Consideration were placed in escrow as security for AIT’s indemnification obligations under the Merger Agreement during the escrow period. If post-closing adjustments exceed $2.7 million, Ultra Clean may, at its option, make an additional withdrawal from escrow for such excess up to the amount of the cash indemnity escrow, and AIT would then be required to replenish the escrow account for such additional amount.

Additional information and details of the Merger Agreement were previously disclosed in Item 1.01 of the Prior Form 8-K, which is incorporated by reference into this Item 2.01. The foregoing description of the Merger Agreement and the transactions contemplated thereby are qualified in their entirety by reference to the Merger Agreement, a copy of which was included as Exhibit 2.1 to the Prior Form 8-K and which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger Agreement, on July 3, 2012, Ultra Clean issued to AIT 4.5 million shares of Ultra Clean’s common stock, of which 745,920 shares were placed in escrow as security for AIT’s indemnification obligations under the Merger Agreement during the escrow period.

The above shares were issued in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. No general solicitation was involved in connection with the offer and sale of such shares, and Ultra Clean relied upon the representations made by AIT pursuant to the Merger Agreement in determining that such exemption was available.

Item 9.01.	Financial Statements and Exhibits.

    (a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

    (b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

    (d) Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated as of July 3, 2012, among Ultra Clean Holdings, Inc., Ultra Clean Technology Systems and Service, Inc., American Integration Technologies LLC, Ultra Clean Asia Pacific Pte. Ltd., the several lenders from time to time party thereto, Silicon Valley Bank and U.S. Bank National Association.
10.2	Guarantee and Collateral Agreement in favor of Silicon Valley Bank, dated as of July 3, 2012, made by Ultra Clean Holdings, Inc., Ultra Clean Technology Systems and Service, Inc., American Integration Technologies LLC, Ultra Clean Asia Pacific Pte. Ltd., UCT Sieger Engineering LLC, Integrated Flow Systems LLC and the other Grantors referred to therein and from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	July 9, 2012	By:	/s/ Kevin (Casey) Eichler
			Name:	Kevin (Casey) Eichler
			Title:	Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description
10.1	Credit Agreement, dated as of July 3, 2012, among Ultra Clean Holdings, Inc., Ultra Clean Technology Systems and Service, Inc., American Integration Technologies LLC, Ultra Clean Asia Pacific Pte. Ltd., the several lenders from time to time party thereto, Silicon Valley Bank and U.S. Bank National Association.
10.2	Guarantee and Collateral Agreement in favor of Silicon Valley Bank, dated as of July 3, 2012, made by Ultra Clean Holdings, Inc., Ultra Clean Technology Systems and Service, Inc., American Integration Technologies LLC, Ultra Clean Asia Pacific Pte. Ltd., UCT Sieger Engineering LLC, Integrated Flow Systems LLC and the other Grantors referred to therein and from time to time party thereto.